UNITED OKLAHOMA BANKSHARES, INC.
                       4600 S. E. 29th
                    Del City, OK   73115

          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To Be Held

                       April 25, 1996

NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of the Shareholders of United Oklahoma Bankshares, Inc. (the "Company") will be held at the offices of the Company, 4600
S. E. 29th Street, Del City, Oklahoma, (Second Floor) on Thursday, April 25, 1996, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

       1.   To elect one (1) director for a term of three (3) years;
          and
       2.   To elect one (1) director for a term of one (1) year;
          and
       3. To transact such other business as may properly come before the meeting or any adjournment thereof. The Board of Directors is not aware of any other business to be presented to a vote of the shareholders at the Annual Shareholders Meeting.

The Board of Directors has fixed March 22, 1996 as the record date for the determination of the shareholders entitled to notice of and to vote at the 1996 Annual Shareholders Meeting and any adjournment thereof, and only shareholders of record at the close of business on that date will be entitled to notice of and to vote at such meeting and adjournments thereof.

You are cordially invited to attend the meeting. Even if you plan to attend, you are respectfully requested to read the attached proxy statement, and then promptly date, sign and return the enclosed proxy at your earliest convenience. You may revoke your proxy at any time prior to exercise.

                         BY ORDER OF THE BOARD OF DIRECTORS


                         J. Michael Adcock
                         Secretary

Del City, Oklahoma
March 28, 1996
              UNITED OKLAHOMA BANKSHARES, INC.
                   4600 S. E. 29th Street
                 Del City, Oklahoma   73115

                       PROXY STATEMENT

This Proxy Statement is furnished to shareholders of United Oklahoma Bankshares, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the 1996 Annual Meeting of Shareholders and at any adjournments thereof to be held on Thursday, April 25, 1996 at the offices of United Oklahoma Bankshares, Inc., 4600 S. E. 29th Street, Del City, Oklahoma 73115 at 10:00 a.m., local time. It is first being mailed to shareholders on or about March 28, 1996. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

Accompanying this statement are an annual report on Form 10K, Notice of Annual Meeting of Shareholders and a form of proxy for such meeting solicited by the Board of Directors.

                           VOTING

General

On March 22, 1996, the record date for shareholders entitled to vote at the Annual Shareholders Meeting, there were 2,532,237 shares of common stock of the Company outstanding after deducting 273,148 shares of treasury stock. Each share is entitled to one vote. The Certificate of Incorporation does not afford shareholders the right to cumulate votes for the election of directors.

Quorum and Vote Required

The affirmative vote of the holders of a majority of the outstanding common stock, present and voting at the Annual Shareholders Meeting in person or by proxy, is required for the election of directors. Ameribank Corporation, an Oklahoma corporation, headquartered in Shawnee, Oklahoma ("Ameribank"), as of March 15, 1996 owns 1,515,218 shares (59.8%) of the Company's outstanding common stock. Ameribank has indicated to the Company that it intends to vote all of such shares FOR the nominees for directors of the Company.

Voting by Proxy

In voting by proxy with regard to the election of the directors, shareholders may vote in favor of the nominees, or withhold their votes as to the specific nominee. If no specific instructions are given with regard to the matters to be voted upon, the shares represented by a signed proxy card will be voted "FOR" the election of the directors. The proxy may be revoked at any time before it is exercised by giving notice to the Secretary of the Company in person or in writing or by subsequently granting a later dated proxy relating to the same shares, at any time prior to its being exercised. Any shareholder attending the meeting may vote in person whether or not a proxy was previously filed. The shares represented by all properly executed proxies received in time for the Annual Shareholders Meeting will be voted unless proxies are revoked. The cost of soliciting proxies will be borne by the Company. Solicitation will be made by mail, but in addition may be made by telephone by certain officers and employees of the Company without additional compensation to them.

Principal Stockholders

The following table shows the name and address of each shareholder who beneficially owns more than 5% of the Company's common stock, the number of shares beneficially owned by each, and the percent of outstanding common stock so owned as of March 15, 1996.

 Title                            Amount and Nature of               Percent
of Class   Name and Address       Beneficial Ownership of Class(1)

Common    Ameribank  Corporation             1,515,218(2)(3)          59.84%
          201 N Broadway
          Shawnee, OK  74801

Common    Sooner  Southwest Bankshares,  Inc.  106,796(4)              4.22%
          P. O. Box 1020
          Bristow, OK  74010

Common    Illinois  Refining Company            58,096(4)              2.29%
          P. O. Box 1020
          Bristow, OK  74010

Common    Robert   B.   Krumme                   5,000(4)              0.02%
          P. O. Box 1020
          Bristow, OK  74010
___________________

   (1)All percentages were calculated after excluding shares held in treasury stock.

   (2)All of Ameribank Corporation's shares are pledged pursuant to a Security Agreement as collateral for the repayment of a note held by a financial institution.

   (3)See Footnote (1) under Stock Ownership by Management, page 3.

   (4)On  July 6, 1995, the Company was notified that  Sooner
Southwest  Bankshares, Inc., Illinois  Refining  Company  and
Robert B. Krumme filed a Schedule 13D reporting the ownership as a group of the shares listed above.

Stock Ownership by Management

The following table sets forth the beneficial ownership by management of the Company's common and 9% preferred stock, which are the only classes of capital stock of the Company outstanding, as of March 15, 1996, together with the percent of the outstanding shares of each class so owned by each director, and by all officers and directors of the Company and its subsidiaries as a group.

                                Amount of
  Name of                  Beneficial Ownership   Percent of Class
Beneficial Owner          Common   9%  Preferred   Common   9% Preferred

George  N.  Cook, Jr.(1)    247,435       17,309     9.77%      11.92%

D.  Wesley  Schubert(1)     247,435       17,309     9.77%      11.92%

J.  Michael  Adcock(1)      247,435       17,309     9.77%      11.92%

All officers and directors
  as  a  group (six persons 790,521       51,927    31.22%      35.76%
 including Messrs. Cook,
 Schubert and Adcock)





____________________


   (1)Ameribank Corporation and Messrs. George N. Cook,  Jr.,
D. Wesley Schubert and J. Michael Adcock have entered into a Stock Purchase Agreement, dated November 3, 1995, which provides that Ameribank will sell to each of Messrs. Cook, Schubert and Adcock 16.33% of the total number of shares of Common Stock and 9% Cumulative Non-Voting Preferred Stock which Ameribank owns or acquires in future purchases. The terms provide that the purchase price for such stock shall be the price at which Ameribank acquired the shares plus interest, accrued from the date of acquisition of such stock to the closing of the purchase contemplated by the agreement, at a rate equal to the base rate of interest of Chase Manhattan Bank, N.A. from time to time. The consummation of the transactions are subject to (1) approval from the Board of Governors of the Federal Reserve System; (2) the entering into by the parties of a Shareholders' Agreement restricting the future transfer of the stock by Messrs. Adcock, Schubert and Cook; and (3) the entering into by the parties of a Voting Trust Agreement appointing Ameribank as trustee to vote the shares of Common Stock.

                         THE COMPANY

The Company is a one-bank holding company registered under the Bank Holding Company Act of 1956, as amended. The principal business of the Company is the ownership and supervision of United Bank ("Bank"), Del City, Oklahoma. The Bank operates a wholly owned subsidiary, United Del City Bank Tower, Inc. ("Tower"), which owns and operates the seven story United Del City Bank Tower of which approximately 90% of the first floor and a small amount of space on the second floor are occupied by the Bank.

                    ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and By-Laws of the Company, the Board of Directors is divided into three classes, one-third of whom are to be elected annually for three-year terms. At the Annual Shareholders Meeting, one nominee of the Company is to be elected to serve a term of three years and one nominee is to be elected to serve a one year term, and until their respective successors are elected and qualified. The Board has nominated the following persons to serve for the following terms:

       Name of Nominee                       Proposed Term

       J. Michael Adcock                     three (3) years

       David A. Nichols                      one (1) year

If  the  above  nominees should become  unavailable  for  any reason, or if an additional vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person(s) as may be determined by the holders of such proxy. The affirmative vote of holders of a majority of the Company's common stock represented at the meeting will be necessary for the election, as a director, of the nominees. The Company's secretary appoints an Inspector of Election to tabulate all votes and certify the results of all matters voted upon at this Annual Shareholders Meeting. Neither the corporate law of the state of Oklahoma, the state in which the Company is incorporated, nor the Company's Certificate of Incorporation or By-Laws have any specific provisions regarding the treatment of abstentions or broker non-votes. It is the Company's policy to count abstentions and non-votes for purposes of determining the presence of a quorum at the meeting, and abstentions and non-votes will have the same affect as a vote against the election of the nominees.

Information   Concerning  Company  Directors,  Nominees   and
Executive Officers

The following table and information sets forth the name and age of each of the directors and executive officers of the Company as of March 15, 1996, all current positions held with the Company or its subsidiaries, the principal occupation, and the year in which such person first became a director or executive officer of the Company or its subsidiaries.

                                     Beneficial
                 Officer or          Ownership           Position with the
Name and Age Director Since          in  Company         Company or the Bank
                                   Common  Preferred
George N. Cook, Jr., 50   1995      9.77%    11.92%    Chairman of the Board and
                                                       Director of the Company
                                                       and the Bank

D. Wesley Schubert, 43    1995      9.77%    11.92%    President and Director of
                                                       the Company and Director
                                                       of the Bank

J. Michael Adcock, 47     1995      9.77%    11.92%    Secretary and Director of
                                                       the Company and Director
                                                       of the Bank

William P. Dowling, 62(1) 1989       .06%              President/CEO and
                                                       Director of the Bank

Ralph  M. Sherrard, 47    1984       .06%              Executive Vice President
                                                       and Director of the Bank

June  A. O'Steen, 59      1984       .07%              Executive Vice President,
                                                       Chief Financial Officer
                                                       and Director of the Bank

David  A.  Nichols, 65    1996                         Nominee for Director of
                                                       the Company

Claude  Rappaport, 42     1989                         Director of the Bank

Richard A. Burpee, 62     1991                         Director of the Bank

George N. Cook, Jr., Commercial Banker. Mr. Cook has been President and Chief Executive Officer of American National Bank and Trust Company of Shawnee, Oklahoma, a subsidiary of Ameribank since 1992, and serves as Secretary of Ameribank. From 1990 to 1992, Mr. Cook was an Associate with the Kansas City bank consulting firm of Swords & Associates. From 1985 to 1990, Mr. Cook served as President and CEO of First Continental Bank & Trust Company of Overland Park, Kansas. Mr. Cook has served as a director of banks in Kansas, Missouri and Colorado. In addition, Mr.
_____________________________________

   (1)On March 15, 1996 Mr. Dowling resigned as President/CEO and Director of the Bank.

Cook is Director of First National Bank of Medicine Lodge, Kansas. Mr. Cook was elected to fill the Director vacancies of the Company and the Bank created by the resignation of Gladys Tucker on May 16, 1995. He was elected as Chairman of the Board of the Company and the Bank on June 15, 1995.

D. Wesley Schubert, C.P.A. Mr. Schubert, a Certified Public Accountant, has been employed for the past fourteen years by various businesses owned by Don Bodard, owner of Ameribank. The businesses are involved in investments, oil and gas, and banking. Mr. Schubert has been the Vice Chairman of American National Bank & Trust Company of Shawnee, Oklahoma, a subsidiary of Ameribank, and Vice President and Director of Ameribank since October 23, 1991. Mr. Schubert is also Chairman of the Board of First National Bank of Medicine Lodge, Kansas. Mr. Schubert was elected to the Board of the Company and the Bank on June 15, 1995 to fill the vacancy created by the resignation of J. N. Ainsworth. Mr. Schubert was also elected as the President of the Company on that date.

J. Michael Adcock, General Counsel, Ameribank Corporation. Mr. Adcock served in various management positions with Hadson Corporation (A New York Stock Exchange Company) from 1983 to 1993, including Chief Executive Officer, President and Chief Operating Officer and General Counsel. He currently serves as a member of the Board of Directors of Grant Geophysical, Inc. headquartered in Houston, Texas (a NASDAQ company), Ameribank, American National Bank and Trust Company of Shawnee, Oklahoma, and First National Bank of Medicine Lodge, Kansas. In October, 1992, Hadson Corporation filed a Chapter 11 bankruptcy petition and plan of reorganization. The bankruptcy court confirmed the plan of reorganization in November, 1992, and the plan was consummated in December, 1992. Upon leaving Hadson Corporation in 1994, Mr. Adcock was engaged in the private practice of law until March 1, 1996 when he joined Ameribank as its General Counsel. Mr. Adcock was elected to the Board of the Company and the Bank on June 15, 1995 to fill the vacancy created by the resignation of Dr. Willis J. Wheat. Mr. Adcock was also elected as the Secretary of the Company on that date. Mr. Adcock is the son-in-law of Don Bodard, owner of Ameribank.

William P. Dowling. Mr. Dowling served as President/CEO and Director of the Bank from February, 1989 to March 15, 1996 when he resigned. Prior to that, Mr. Dowling served as Executive Vice President of The Liberty National Bank and Trust Company of Oklahoma City, where he had been employed since 1959.

Ralph   M. Sherrard.  Mr. Sherrard has served as Director  of
the  Bank since 1989 and as Executive Vice President  of  the
Bank  since  1987.   From 1979 until 1987, Mr.  Sherrard  was
Senior Vice President of United Oklahoma Bank ("UOB").

June A. O'Steen. Ms. O'Steen has served as Director of the Bank since 1994. Ms. O'Steen, prior to becoming Executive
Vice President, Chief Financial Officer and Chief Operating Officer in 1992, served as Senior Vice President and Chief Financial Officer of the Bank since 1989, and served as Senior Vice President and General Auditor since 1984. Prior to that time, Ms. O'Steen had been with UOB since 1962.


Claude Rappaport. Mr. Rappaport has served as Director of the Bank since January, 1989. Mr. Rappaport is President of L&S Bearing Company, a subsidiary of LSB Industries, Inc., a manufacturing company with which he has been employed since 1978.

Retired Lieutenant General Richard A. Burpee, USAF. Mr. Burpee has served as a Director of the Bank since May, 1991, having served in the United States Air Force since 1953 and recently retired. Lt. General Burpee was commander of the Oklahoma City Air Logistics Center, Tinker Air Force Base from 1983 through 1985. He has many distinguished military decorations and awards. He served as Vice President, Development and Community Relations, University of Central Oklahoma until 1996 when he became the Director of Aviation and Aerospace Development for the Greater Oklahoma City Chamber of Commerce.

David A. Nichols. Mr. Nichols entered banking in 1961 at Brotherhood State Bank, Kansas City, Kansas, initially in business development, consumer and commercial lending. In 1965 he was one of the three organizers of the Tower State Bank, Kansas City Kansas, where he was serving as President in 1982 when the bank was sold. He was a minority shareholder and served on the Boards of Directors of a privately owned group of seven community banks in Kansas, Illinois and Colorado, supervising the banks' performance and working closely with the CEOs and the Boards. After the death of the principal shareholder in 1991, he negotiated the sale of the banks/bank holding companies. In March, 1994 a group of three purchased the holding company that owned 97% of First State Bank, Kansas City, Kansas, the last of the seven banks mentioned above to be sold. He currently serves as Director, Loan Committee member and Chairman of the Board of this bank. He has also been an advisory director of Central Bank of Kansas City, Missouri since 1993. Mr. Nichols is a director of Concorde Career Colleges, Inc. of Kansas City, Missouri (a NASDAQ company).

                    CORPORATE GOVERNANCE

Meetings of the Board of Directors.  During fiscal 1995,  the
Board  of Directors had four meetings. The Company documented
transactions  by executing unanimous written  consents.   All
directors attended the meetings of the Board.

Committees of the Board of Directors.  The Board of Directors
currently   serves  as  the  Audit  Committee,   Compensation
Committee, and the Nominating Committee.

The Company's Audit Committee (1) is responsible for directing and reviewing routine and special internal audits, both on a continuous and periodic basis; (2) reviews the effectiveness of the internal auditing department with the auditor, executive management, outside auditors and regulatory examiners and is responsible for insuring the continued effectiveness of the department; (3) reviews reports of the outside certified public accountants and regulatory examiners and management's responses to those reports to determine if appropriate actions are taken to correct deficiencies disclosed in the reports; and (4) reviews and approves an annual audit frequency schedule, goals and objectives for the internal auditing department. All outside directors are members of the Audit Committee.

The Company's Compensation Committee is responsible for setting the compensation for the Chief Executive Officer and President of the Bank and reviewing the criteria that form the basis for management's officers and employees compensation recommendations in this regard for the Company and its subsidiaries. The Compensation Committee is also responsible for administering the employee benefit plans for the Company and its subsidiaries. All outside directors are members of the Compensation Committee.

The Company's Nominating Committee is responsible for recommending nominees for election as directors at the Annual Meeting of Shareholders and recommending candidates to fill vacancies created on the Board resulting from death, resignation or an increase in the Board. The Board, acting as the Committee, will consider nominees for directors recommended by shareholders. In order to be considered for nomination at the 1997 Annual Shareholder Meeting, shareholder recommendations, together with relevant supporting material, should be submitted to the Committee in care of the Secretary of the Company by December 15, 1996.

                        Compensation

Directors. There were no meetings held in 1995 for which the Company's directors were paid a fee. Non-management Directors of the Bank received $200 for every Board meeting attended in 1995 through June, then $400 for the remaining Board meetings held for the year. In 1995, management Bank Directors each received $200 for every Board meeting attended through June, then $300 for the remaining Board meetings held for the year. Nonmanagement Bank Directors received $150 for Executive Committee meetings and all other committee meetings attended through June, 1995.

Executive Officers. The total cash compensation paid to the Company's Chairman of the Board and Chief Executive Officer and to each of the Company's and its subsidiaries' most highly compensated executive officers whose cash compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries during the three years ended December 31, 1995, 1994 and 1993 is as follows.

The Company qualifies as a Small Business Issuer as defined under applicable regulations of the Securities and Exchange Commission. Therefore, only that information as to executive compensation required of Small Business Issuers is presented.

                                            Annual Compensation
Name and Principal Position   Year     Salary  $  Bonus $    All Other $

William  P.  Dowling,         1995     109,500      300      62,827(1)
President/CEO  of  the Bank   1994     106,600      300       4,797(1)
                              1993     103,500      300       2,329(1)
______________________________________________

   (1)Mr. Dowling resigned March 15, 1996 and was paid severance pay of $55,000. Ameribank agreed to buy his common stock at $.50 per share which was the tender offer price offered to all other shareholders. The other amounts listed under All Other $ is the matching portion of the Company's 401K Plan and Directors Fees. The Company's 401K contributions were $4,927, $4,797 and $2,329 for the years 1995, 1994 and 1993 respectively; and Mr. Dowling was paid $2,900 for Directors Fees during 1995.

                    Certain Transactions

In the ordinary course of business, the Bank has had banking transactions with some of the directors, executive officers and controlling shareholders of the Company. All such loans are and have been made in compliance with applicable laws, in the ordinary course of business and on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with unaffiliated persons. In the opinion of management, none of such loans involved more than the normal risk of collectibility or presented any other unfavorable features.

Messrs. Cook, Schubert, Adcock and Bodard are members of Enterprise Technology Group, L.L.C. ("ETG") which provides computer hardware and software technology solutions and consulting services to banks as well as other private and governmental entities. ETG has provided services to the banking subsidiary of the Company relating to processing technology. The subsidiary banks of Ameribank and the Company have decided to implement a plan to upgrade their processing techniques, and ETG will advise both subsidiary banks and consult with them regarding such implementation. The fees payable by the subsidiary banks of Ameribank and the Company to ETG will be approximately $75,000 each. Such fees will not exceed the prices charged other customers of ETG and are competitive with those charged by other companies in the business of providing such services.

All transactions entered into between the Company or the Bank and any officer, director or controlling shareholder of the Company are made on terms no less favorable to the Company or the Bank than could be obtained from unaffiliated parties. It is the policy of the Company that transactions with and loans to officers and directors be approved by a majority of the directors of the Company other than those with an interest in the transaction or loan.

          Compliance with 16(a) of the Exchange Act

In 1995, Messrs. Schubert and Adcock failed to make their Form 3 filings as required by Section 16(a) of the Securities Exchange Act of 1934. The duty to make these filings was triggered by the election of Messrs. Schubert and Adcock to the Company's Board of Directors. These transactions have been reported on Messrs. Schubert and Adcock's Form 5 for 1995 filed in February, 1996. Ameribank was delinquent in filing Form 4 for 1995. The transactions that triggered such filing were the various acquisitions of common stock during 1995. Ameribank filed its Form 5 in February, 1996.

      Relationship with Independent Public Accountants

The firm of KPMG Peat Marwick ("KPMG") audited the Company's consolidated financial statements for fiscal year 1995. Representatives of KPMG are expected to be present at the Annual Shareholders Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions from shareholders.

                    Shareholder Proposals

Any proposals of shareholders intended to be presented at the 1997 Annual Shareholders Meeting of the Company must be received for inclusion in the Proxy Statement and proxy relating to the meeting not later than December 15, 1996. No shareholder proposals were received by the Company for inclusion in this Proxy Statement.

    Other Matters That May Come Before the Annual Meeting

The Board of Directors knows of no business which will be presented for action at the meeting other than that described in the Notice of Annual Meeting of Shareholders. If other matters do come before the Annual Shareholders Meeting or any adjournments thereof, it is intended that proxies will be voted in accordance with the judgment of the person or persons exercising the authority conferred to them.

It is important that proxies be returned promptly. Therefore, shareholders who do not expect to attend the 1996 Annual Shareholders Meeting in person are requested to complete and return the proxy card as soon as possible.

By Order of the Board of Directors

J. Michael Adcock
Secretary
Del City, OK
March 25, 1996

The Company's 1995 Annual Report and Form 10-K, as filed with the Securities and Exchange Commission, which includes audited financial statements, is included in this mailing to stockholders of the Company with these proxy materials.

SEE APPENDIX "A"

                     APPENDIX "A"


              UNITED OKLAHOMA BANKSHARES, INC.
     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    FOR ANNUAL MEETING OF SHAREHOLDERS ON APRIL 25, 1996
   The undersigned hereby appoints and constitutes June O'Steen as true and lawful agent and proxy with full power of substitution, to represent the undersigned in all matters coming before the 1996 Annual Meeting of Shareholders of United Oklahoma Bankshares, Inc. (the "Company") to be held at the office of the Company, 4600 Southeast 29th Street, Del City, Oklahoma, on April 25, 1996, at 10:00 a.m., local time, and any adjournments hereof, and to vote as follows:
  I. ELECTION OF DIRECTORS:
    Nominee:   J.  Michael Adcock, for a term of three  years.
    Nominee:   David A. Nichols, for a term of one year.

 []  VOTE FOR nominees listed above, OR []  VOTE WITHHELD from J. Michael Adcock
                                        []  VOTE  WITHHELD from David A. Nichols

_____________________________________________________________
_____________________________________________________

II.  OTHER MATTERS.
    In her discretion, to vote with respect to any other matters that may come before the meeting or any adjournments thereof, including matters incident to its conduct.

      WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE, WITH THE DISCRETIONARY AUTHORITY SET FORTH IN THE ACCOMPANYING PROXY STATEMENT. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
      PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

         SEE REVERSE SIDE FOR MATTERS TO BE VOTED ON

 I RESERVE THE RIGHT TO REVOKE THIS PROXY AT ANY TIME BEFORE
                    THE EXERCISE THEREOF.

        _______      I  plan  to attend the meeting.

        _______     I do not plan to attend the meeting.


_____________________________________________, 1996
        Month          Day


__________________________________________________
                                        Signature


__________________________________________________
                                        Signature
Please  sign  exactly  as
name(s)     appears     on     proxy     card,     indicating
official position for representative capacity.

          FOR  JOINT ACCOUNTS, EACH OWNER SHOULD SIGN